Exhibit 10.1

Certain portions of this document have been omitted pursuant to Item 601(b)(10) of Regulation S‑K and, where applicable, have been marked with “[*]” to indicate where omissions have been made. The marked information has been omitted because it is (i) not material and (ii) is the type that the registrant treats as private or confidential.

AMENDED AND RESTATED PREPAYMENT AGREEMENT

THIS AMENDED AND RESTATED PREPAYMENT AGREEMENT, is entered into as of May 10, 2021 (this “Agreement”), by and between Globalstar, Inc., a Delaware corporation with its principal place of business at 1351 Holiday Square Blvd., Covington, Louisiana 70433, United States [*] and [*] This Amended and Restated Prepayment Agreement amends and replaces the Prepayment Agreement between [*] and [*].

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NOW, THEREFORE, in consideration of the promises herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

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2.Prepayment.

(a) By or within 5 Business Days after May 31, 2021, [*], subject to satisfaction of the Conditions Precedent, [*] will make a prepayment of Thirty Seven Million Five Hundred Thousand United States Dollars (USD$37,500,000) to an account that will be immediately transferred to or that is held by [*] first priority lenders [*]

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3.Covenants. [*]:

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(c) ensure that the Fixed Prepayment is used to pay down the first lien Existing Debt on a dollar for dollar basis within 5 days of receipt of funds (provided that such period shall be extended to no more than 30 days, if and only to the extent required by the Existing Debt agreements);

(d) obtain all necessary authorizations to enter into this Agreement; and

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5. Miscellaneous.

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(f) No amendment or waiver of any provision of this Agreement, and no consent to any departure by [*] herefrom, shall be effective unless in writing signed by authorized representatives of [*] and [*], and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(g) [*] Neither party may assign this Agreement without the written consent of the other party and an agreement by the assignee to be bound by the terms of this Agreement as if it were named originally a party hereto and any purported assignment contrary to this Agreement shall be null and void. A Change of Control shall be considered an assignment of this Agreement. [*] hereby consents to the assignment of this Agreement to one or more [*]s; provided, that no such assignment shall relieve [*] of its obligations under this Agreement if such assignee(s) do not perform such obligations.

(h) Any notice or demand desired or required to be given hereunder shall be in writing and in English and deemed given when personally delivered, sent by electronic mail, received by overnight courier or received in the mail, postage prepaid, sent certified or registered, return receipt requested.

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GLOBALSTAR, INC.

By /s/ J. Monroe

Its Executive Chairman

Date 5/17/21

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By

Its

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[The schedules to this agreement are immaterial and have been omitted.]